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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders of
  Computer Marketplace(R), Inc.


     We hereby consent to the use in the Registration Statement of our report dated August 16, 1996 relating to the consolidated financial statements of Computer Marketplace(R), Inc. and subsidiaries for the years ended June 30, 1996 and 1995.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                                 /s/ MOORE STEPHENS, P.C.
                                                 -------------------------
                                                  MOORE STEPHENS, P.C.
                                                  Certified Public Accountants



Cranford, New Jersey

April 30, 1997